                                                                    Exhibit 12.1
                     COLTEC INDUSTRIES INC AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                         Three Months Ended
                                       ------------------------                        Year Ended December 31,
                                        March 29      March 30   ------------------------------------------------------------------
                                          1998          1997        1997          1996          1995          1994          1993
                                       ----------    ----------  ----------    ----------    ----------    ----------    ----------
Earnings from continuing
 operations before
 extraordinary Item .................  $   25,221    $   21,492  $   94,874    $   54,570    $   34,521    $   45,446    $   24,600
Add [(deduct):
 Income taxes:
  Federal and foreign ...............      12,993        11,072      48,875        28,111        17,616        27,251        13,684
  State and local ...................         471         1,487       6,241         5,121         2,601         2,105         1,877
Portion of rents representative
  of Interest factor (1) ............         879           751       2,983         3,321         2,868         3,979         4,078
Interest Expense ....................      15,080        12,364      54,613        78,182        91,208        90,337       111,497
                                       ----------    ----------  ----------    ----------    ----------    ----------    ----------

Earnings from continuing
  operations before
  extraordinary Item,
  as adjusted .......................  $   54,644    $   47,166  $  207,586    $  167,305    $  148,813    $  172,118    $  155,736
                                       ==========    ==========  ==========    ==========    ==========    ==========    ==========

Fixed charges:
  Interest expense ..................  $   15,080    $   12,364  $   54,613    $   76,182    $   91,208    $   90,337    $  111,497
  Capitalized interest ..............         225           225       1,455         1,139           997           689         1,140
  Portion of rents representative
   of Interest factor(1) ............         879           751       2,983         3,321         2,868         2,979         3,678
                                       ----------    ----------  ----------    ----------    ----------    ----------    ----------

Fixed charges .......................  $   16,184    $   13,340  $   59,051    $   80,642    $   95,073    $   94,005    $  116,315
                                       ==========    ==========  ==========    ==========    ==========    ==========    ==========

Ratio of earnings to
 fixed charges ......................         3.4           3.5         3.5           2.1           1.6           1.8           1.3
                                       ==========    ==========  ==========    ==========    ==========    ==========    ==========


Note:

(1) Estimated to be 1/3 of total rent expenses.

                     COLTEC INDUSTRIES INC AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EBITDA TO INTEREST EXPENSE
                                 (IN THOUSANDS)


                                         Three Months Ended
                                       ------------------------                        Year Ended December 31,
                                        March 29      March 30   ------------------------------------------------------------------
                                          1998          1997        1997          1996          1995          1994          1993
                                       ----------    ----------  ----------    ----------    ----------    ----------    ----------
Earnings from continuing
 operations before
 extraordinary Item .................  $   25,221    $   21,492  $   94,874    $   54,570    $   34,521    $   45,446    $   24,600
Interest expense ....................      15,080        12,364      54,043        78,182        89,886        89,472       110,190
Income taxes: .......................      12,993        11,072      48,875        28,111        17,615        27,251        13,684
Depreciation and amortization .......      12,416         8,511      38,415        36,014        42,086        42,131        49,022
                                       ----------    ----------  ----------    ----------    ----------    ----------    ----------

Earnings before interest,
  taxes, depreciation and
  authorization (EBITDA) ............  $   65,710    $   53,439  $  236,207    $  193,589    $  164,108    $  207,300    $  197,496
                                       ==========    ==========  ==========    ==========    ==========    ==========    ==========

  Interest expense ..................  $   15,080    $   12,364  $   54,613    $   76,182    $   91,208    $   90,337    $  111,497
                                       ==========    ==========  ==========    ==========    ==========    ==========    ==========
Ratio of EBITDA to interest
 Expense ............................         4.4           4.3         4.3           2.5           2.0           2.3           1.8
                                       ==========    ==========  ==========    ==========    ==========    ==========    ==========

                     COLTEC INDUSTRIES INC AND SUBSIDIARIES
                  COMPUTATION OF RATIO OF TOTAL DEBT TO EBITDA
                                 (IN THOUSANDS)

                                         Three Months Ended
                                       ------------------------                        Year Ended December 31,
                                        March 29      March 30   ------------------------------------------------------------------
                                          1998          1997        1997          1996          1995          1994          1993
                                       ----------    ----------  ----------    ----------    ----------    ----------    ----------
Earnings from continuing
 operations before
 extraordinary Item .................  $   25,221    $   21,492  $   94,874    $   94,570    $   34,521    $   45,446    $   24,600
Interest expense ....................      15,080        12,364      54,813        74,894        89,886        89,462       110,190
Income taxes ........................      12,993        11,072      48,875        28,111        17,615        27,251        13,684
Depreciation and amortization .......      12,416         8,511      38,415        36,014        42,086        42,131        49,022
                                       ----------    ----------  ----------    ----------    ----------    ----------    ----------
Earnings before interest,
  taxes, depreciation and
  amortization (EBITDA) .............  $   65,710    $   53,439  $  239,207    $  193,589    $  184,108    $  207,300    $  197,486
                                       ==========    ==========  ==========    ==========    ==========    ==========    ==========
Ratio of EBITDA to
 interest expense ...................        13.1          13.7         3.2           3.7           5.1           4.7           5.2
                                       ==========    ==========  ==========    ==========    ==========    ==========    ==========